Western Asset Zenix Income Fund Inc.

New Management Agreement

This MANAGEMENT AGREEMENT ("Agreement") is made this 1st day of August, 2006, by and between Zenix Income Fund Inc. (the "Fund") and Legg Mason Partners Fund Advisor, LLC, a Delaware limited liability company
(the "Manager").

WHEREAS, the Fund is registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Manager is engaged primarily in rendering investment advisory, management and administrative services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

WHEREAS, the Fund wishes to retain the Manager to provide investment advisory, management, and administrative services to the Fund; and

WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1.The Fund hereby appoints the Manager to act as investment adviser and administrator of the Fund for the period and on the terms set forth in this Agreement.  The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.
2.The Fund shall at all times keep the Manager fully informed with regard to the securities owned by it, its funds available, or to become available, for investment, and generally as to the condition of its affairs.  It shall furnish the Manager with such other documents and information with regard to its affairs as the
Manager may from time to time reasonably request.
3.(a)Subject to the supervision of the Fund's Board of Directors
(the "Board"), the Manager shall regularly provide the Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund's portfolio of securities and other investments consistent with the Fund's investment objectives, policies and restrictions, as stated in the Fund's Prospectus and Statement of Additional Information. The Manager shall determine from time to time what securities and other investments will be purchased, retained, sold or exchanged by the Fund and what portion of the assets of the Fund's portfolio will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions, all subject to the provisions of the Fund's Articles of Incorporation and By-Laws (collectively, the "Governing Documents"), the 1940 Act, and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC")
and interpretive guidance issued thereunder by the SEC staff and any other applicable federal and state law, as well as the
investment objectives, policies and restrictions of the Fund referred to above, and any other specific policies adopted by the Board and disclosed to the Manager.  The Manager is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund.  Subject to applicable provisions of the 1940 Act and direction from the
Board, the investment program to be provided hereunder may
entail the investment of all or substantially all of the
assets of the Fund in one or more investment companies.
The Manager will place orders pursuant to its investment
determinations for the Fund either directly with the issuer
or with any broker or dealer, foreign currency dealer,
futures commission merchant or others selected by it.
In connection with the selection of such brokers or dealers
and the placing of such orders, subject to applicable law,
brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in
Section 28(e) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act")) to the Fund and/or the other
accounts over which the Manager or its affiliates exercise
investment discretion.  The Manager is authorized to pay a
broker or dealer who provides such brokerage and research
services a commission for executing a portfolio transaction
for the Fund which is in excess of the amount of commission
another broker or dealer would have charged for effecting that transaction if the Manager determines in good faith that such amount of commission is reasonable in relation to the value
of the brokerage and research services provided by such broker or dealer.  This determination may be viewed in terms of either that particular transaction or the overall responsibilities
which the Manager and its affiliates have with respect to
accounts over which they exercise investment discretion.
The Board may adopt policies and procedures that modify and
restrict the Manager's authority regarding the execution of
the Fund's portfolio transactions provided herein.
The Manager shall also provide advice and recommendations with respect to other aspects of the business and affairs of the Fund, shall exercise voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities subject to such direction as the Board may provide, and shall perform such other functions of investment management and supervision as may be directed by the Board.
(b)	Subject to the direction and control of the
Board, the Manager shall perform such administrative and management services as may from time to time be reasonably requested by the Fund as necessary for the operation of the Fund, such as (i) supervising the overall administration of the Fund, including negotiation of contracts and fees with and the monitoring of performance and billings of the Fund's transfer agent, shareholder servicing agents, custodian and other independent contractors or agents, (ii) providing certain compliance, fund accounting, regulatory reporting, and tax reporting services, (iii) preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to shareholders, (iv) maintaining the Fund's existence, and (v) during such times as shares are publicly offered, maintaining the registration and qualification of the Fund's shares under federal and state laws. Notwithstanding the foregoing, the Manager shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the distribution of the shares of the Fund, nor shall the Manager be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, fund accounting agent, custodian, shareholder servicing agent or other agent, in each case employed by the Fund to perform such functions.
(c)The Fund hereby authorizes any entity or person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange
Act of 1934 and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Manager agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Manager or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Manager or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund's Prospectus and Statement of Additional Information relative to the Manager and its directors and officers.

4.Subject to the Board's approval, the Manager or the Fund may enter into contracts with one or more investment subadvisers or subadministrators, including without limitation, affiliates of the Manager, in which the Manager delegates to such investment subadvisers or subadministrators any or all its duties specified hereunder, on such terms as the Manager will determine to be necessary, desirable or appropriate, provided that in each
case the Manager shall supervise the activities of each such subadviser or subadministrator and further provided that such contracts impose on any investment subadviser or subadministrator bound thereby all the conditions to which the Manager is subject hereunder and that such contracts are entered into in accordance with and meet all applicable requirements of the 1940 Act.
5.(a)The Manager, at its expense, shall supply the Board
and officers of the Fund with all information and reports
reasonably required by them and reasonably available to
the Manager and shall furnish the Fund with office facilities, including space, furniture and equipment and all personnel
reasonably necessary for the operation of the Fund.
The Manager shall oversee the maintenance of all books
and records with respect to the Fund's securities transactions and the keeping of the Fund's books of account in accordance with all applicable federal and state laws and regulations.
In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the
Fund's request.  The Manager further agrees to arrange for
the preservation of the records required to be maintained
by Rule 31a-1 under the 1940 Act for the periods prescribed
by Rule 31a-2 under the 1940 Act.  The Manager shall authorize and permit any of its directors, officers and employees,
to serve in the capacities in which they are elected.
(b)The Manager shall bear all expenses, and shall furnish
all necessary services, facilities and personnel, in
connection with its responsibilities under this Agreement.
Other than as herein specifically indicated, the Manager
shall not be responsible for the Fund's expenses, including, without limitation, advisory fees; distribution fees; interest;
taxes; governmental fees; voluntary assessments and other
expenses incurred in connection with membership in investment company organizations; organization costs of the Fund; the cost
(including brokerage commissions, transaction fees or charges, if any)
in connection with the purchase or sale of the Fund's securities and other investments and any losses in connection therewith; fees and expenses of custodians, transfer agents, registrars, independent pricing vendors or other agents; legal expenses; loan commitment fees; expenses relating to share certificates; expenses relating to the issuing and redemption or repurchase of the Fund's shares and servicing shareholder accounts; expenses of registering and
qualifying the Fund's shares for sale under applicable federal and state law; expenses of preparing, setting in print, printing and distributing prospectuses and statements of additional
information and any supplements thereto, reports, proxy statements, notices and dividends to the Fund's shareholders; costs of stationery; website costs; costs of meetings of the Board or any committee thereof, meetings of shareholders and other meetings of the Fund; Board fees;
audit fees; travel expenses of officers, members of the Board and employees of the Fund, if any; and the Fund's pro rata portion of premiums on any fidelity bond and other insurance covering the Fund and its officers, Board members and employees; litigation expenses and any non-recurring or extraordinary expenses as may arise, including, without limitation, those relating to actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify the Fund's Board members and officers with respect thereto.
6.No member of the Board, officer or employee of the Fund
shall receive from the Fund any salary or other
compensation as such member of the Board, officer or
employee while he is at the same time a director, officer,
or employee of the Manager or any affiliated company of
the Manager, except as the Board may decide.  This paragraph shall not apply to Board members, executive committee members, consultants and other persons who are not regular members of the Manager's or any affiliated company's staff.
7.As compensation for the services performed and the facilities furnished and expenses assumed by the Manager, including the services of any consultants retained by the Manager, the Fund shall pay the Manager, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth on Schedule A annexed hereto, provided however, that
if the Fund invests all or substantially all of its assets
in another registered investment company for which the Manager or an affiliate of the Manager serves as investment adviser
or investment manager, the annual fee computed as set forth
on such Schedule A shall be reduced by the aggregate management fees allocated to that Fund for the Fund's then-current
fiscal year from such other registered investment company.
The first payment of the fee shall be made as promptly as
possible at the end of the month succeeding the effective
date of this Agreement, and shall constitute a full payment
of the fee due the Manager for all services prior to that date.
If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of business days in such month.  The average daily net assets of the Fund shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board.
8.	The Manager assumes no responsibility under this
Agreement other than to render the services called for
hereunder, in good faith, and shall not be liable for any
error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect the Manager against any
liability to the Fund to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.
As used in this Section 8, the term "Manager" shall include
any affiliates of the Manager performing services for the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Manager and such affiliates.
9.	Nothing in this Agreement shall limit or restrict the
right of any director, officer, or employee of the Manager who may also be a Board member, officer, or employee of the Fund, to engage in any other business or to devote his time and
attention in part to the management or other aspects of any
other business, whether of a similar nature or a dissimilar
nature, nor to limit or restrict the right of the Manager to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association.  If the purchase or sale of securities consistent with the investment policies of the Fund or one or more other accounts of the Manager is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Manager.  Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the
Manager's policies and procedures as presented to the Board
from time to time.
10.For the purposes of this Agreement, the Fund's "net assets"
shall be determined as provided in the Fund's Prospectus and Statement of Additional Information and the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.
11.This Agreement will become effective with respect to the Fund on the date set forth on Schedule A annexed hereto, provided that it shall have been approved by the Fund's Board and by the
shareholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will continue in effect until November 30, 2007.  Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund, so long as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also
approved by a majority of the Board members who are not
interested persons of any party to this Agreement, by vote
cast in person at a meeting called for the purpose of
voting on such approval.
12.This Agreement is terminable with respect to the Fund
without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days' nor less than 30 days' written notice to the
Manager, or by the Manager upon not less than 90 days' written notice to the Fund, and will be terminated upon the mutual
written consent of the Manager and the Fund.  This Agreement shall terminate automatically in the event of its assignment by the Manager and shall not be assignable by the Fund
without the consent of the Manager.
13.	No provision of this Agreement may be changed,
waived, discharged or terminated orally, but only by an
instrument in writing signed by the party against which
enforcement of the change, waiver, discharge or termination
is sought, and no material amendment of the Agreement
shall be effective until approved, if so required by the
1940 Act, by vote of the holders of a majority of the Fund's outstanding voting securities.
14.	This Agreement embodies the entire agreement and
understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.
15.This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

[signature page to follow]



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized. ZENIX INCOME FUND INC.

						By:
						Name:
						Title:
	LEGG MASON PARTNERS FUND ADVISOR, LLC

						By:
						Name:
						Title:

Schedule A

Zenix Income Fund Inc.

Date:

August 1, 2006

Fee:

The following percentage of the Fund's average daily net assets: 0.70%